Exhibit 8.1

Subsidiaries:

Fine Brand Limited, a British Virgin Islands company

500wan HK Limited, a Hong Kong company

500.com Nihon Co., Ltd, a Japan company

500.com USA Corporation, a U.S. company

500.com Gaming UK Limited, a UK company

E-Sun Sky Computer (Shenzhen) Co., Ltd., a PRC company

Hainan Menghuanxingchen Computer Co., Ltd. a PRC company

The Muliti Group Ltd, a Malta company

Multi Warehouse Ltd, a Malta company

Multi Brand Gaming Ltd, a Malta company

Multilotto UK Ltd, a Malta company

Lotto Warehouse Ltd, a Malta company

Wasp Media Ltd, a Malta company

Round Spot Services Ltd, a Cyprus company

Multi Pay N.V., a Curacao company

Multilotto Australia PTY Ltd, an Australia company

Oddson Europe Ltd, a Malta company

Consolidated Affiliated Entities:

Shenzhen E-Sun Network Co., Ltd., a PRC company

Shenzhen E-Sun Sky Network Technology Co., Ltd., a PRC company

Shenzhen Youlanguang Technology Co., Ltd., a PRC company

Shenzhen Guangtiandi Technology Co., Ltd., a PRC company

Shenzhen Tongfu Technology Co., Ltd., a PRC company

Shenzhen Yicai Network Technology Co., Ltd., a PRC company

Lhasa Yicai Network Technology Co., Ltd., a PRC company

Hainan Jingli Network Technology Co., Ltd., a PRC company

Hainan Panfeng Network Technology Co., Ltd., a PRC company

Hangzhou E-Sun Sky Network Technology Co., Ltd., a PRC company

Beijing Baifengrun Science and Technology Co., Ltd., a PRC company

Shenzhen Kaisheng Jinfu Enterprise Management Co., Ltd., a PRC company